EXHIBIT 99.3

EX-99.3 Unaudited pro forma condensed combined balance sheet of Beyond Commerce, Inc. and its Subsidiaries as of March 31, 2010 and the related unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2010 and the fiscal year ended December 31, 2009.

Beyond Commerce, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2009 and as of and for the
Three-Month Period Ended March 31, 2010

Beyond Commerce, Inc. entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of Adjuice, Inc. (“Adjuice”), an online media and marketing company. Under the Agreement, the Company agreed to issue and exchange 5,100,000 shares of its common stock for all of the issued and outstanding stock of Adjuice.  In addition, the Company also agreed to issue 900,000 shares of its common stock to two secured lenders of Adjuice to re-pay in full, and terminate two Adjuice secured loans. The total value of the stock exchanged was $420,000 which represented the trading value of Beyond Commerce, Inc. stock on that date. The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Beyond Commerce, Inc. and Adjuice, Inc. after giving effect to the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 and the three-month period ended March 31, 2010 are presented as if the acquisition had occurred on January 1, of the respective period. The unaudited pro forma condensed combined financial statements are based on the Company’s historical audited financial statements as of and for the year ended December 31, 2009 and Adjuice, Inc.’s historical audited financial information as of and for the year ended December 31, 2009.  In presenting Adjuice, Inc.’s historical audited financial information for the twelve-month period ended December 31, 2009 and the unaudited financial information for the three month period ended March 31, 2010, the Company adjusted Adjuice, Inc.’s audited and unaudited financial statements to reflect certain reclassifications to conform to the Company’s financial statement presentation, however, there was no change to the original reported net loss.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of Beyond Commerce, Inc. and the balance sheet of Adjuice, Inc. as if the acquisition had occurred on March 31, 2010. The unaudited pro forma condensed combined balance sheet reflects the gross purchase amount of $420,000 in stock exchanged on May 19, 2010 by Beyond Commerce, Inc. for the acquisition of Adjuice, Inc. as if it had occurred as of the pro forma balance sheet date.  The recorded amounts for assets and liabilities of Adjuice, Inc. have been reflected in the unaudited pro forma financial information in connection with the acquisition based on the fair value.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Beyond Commerce, Inc., as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form 10-K filed April 21, 2010 and in its Amended Quarterly Report on Form 10-Q/A filed August 31, 2010 and in conjunction with the separate financial statements and related notes thereto of Adjuice, Inc. included as Exhibit 99.1 and 99.2 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. In the opinion of Beyond Commerce, Inc.’s management, all significant adjustments necessary to reflect the effects of the acquisition, in accordance with SEC presentation requirements of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to Beyond Commerce, Inc. management.  Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X, except as discussed in the explanatory note, and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results or operations of financial position of the Company.

BEYOND COMMERCE, INC.
 PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three month period ended March 31, 2010
Unaudited

	Historical	Historical			Proforma		Proforma
	Beyond Commerce, Inc.	Adjuice, Inc.			Adjustments		Consolidated
Revenues	$390,991	$362,839			$-		$753,830

Operating expenses
Cost of products sold, net	$125,444	$311,560			$-		$437,004
Selling general & administrative	611,070	61,470			-		672,540
Selling general & administrative - Related party	155,425	-			-		155,425
Professional fees	84,801	103,784			-		188,585
Professional fees - Related party	-	-			-		-
Depreciation and amortization	60,777	102,088	d	)	(77,087)		85,778
Total cost and operating expenses	$1,037,517	$578,902			$(77,087)		$1,539,332

Loss from operations	(646,526)	(216,063)			77,087		(785,502)

Non-operating income (expense)
Interest expense	(108,661)	(59,178)			59,178		(108,661)
Interest expense - Related party	(775,290)	-			-		(775,290)
Income/(expense) related to derivative	-	-			-		-
Income/(expense) related to derivative - related party	333,252	-			-		333,252
Other income	-	-			-		-
Gain on sale of assets (net)	-	-			-		-
							-
Total non-operating Income (expense)	$(550,699)	$(59,178)			$59,178		$(550,699)

Loss from continuing operations before income taxes	(1,197,225)	(275,241)			-		(1,336,201)
Gain (Loss) from discontinued operations net of income taxes	37,407	-			-		37,407

Provisions for income tax
Net income (loss)	$(1,159,818)	$(275,241)			$136,265		$(1,298,794)
Net income (loss) per common share - basic and diluted	$(0.02)	$(0.03)					$(0.02)
Net income (loss) per common share-basic and diluted-continuing operations	$(0.02)	$(0.03)					$(0.02)

Weighted average number of common shares outstanding	59,115,783	9,900,000				c)	65,115,783

BEYOND COMMERCE, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the twelve month period ended December 31, 2009
Unaudited

	Historical	Historical			Proforma		Proforma
	Beyond Commerce, Inc.	Adjuice, Inc.			Adjustments		Consolidated
Revenues	$903,852	$548,785			$-		$1,452,637

Operating expenses
Cost of products sold, net	$221,744	$366,848			$-		$588,592
Selling general & administrative	5,116,743	168,104			-		5,284,847
Selling general & administrative - Related party	211,450	-			-		211,450
Professional fees	1,931,796	309,702			-		2,241,498
Professional fees - Related party	127,118	-			-		127,118
Depreciation and amortization	198,873	306,263	d	)	(206,262)		298,873
Total cost and operating expenses	$7,807,724	$1,150,917			$(206,262)		$8,752,378

Loss from operations	(6,903,872)	(602,132)			206,262		(7,299,741)

Non-operating income (expense)
Interest expense	(6,408,153)	(176,877)			176,877		(6,408,153)
Interest expense - Related party	(2,177,051)	-			-		(2,177,051)
Income/(expense) related to derivative	3,173,214	-			-		3,173,214
Income/(expense) related to derivative - related party	3,206,669	-			-		3,206,669
Other income	13,600	238,956			-		252,556
Gain on sale of assets (net)	5,020,402	-			-		5,020,402
							-
Total non-operating Income (expense)	$2,828,681	$62,079			$176,877		$3,067,637

Gain (loss) from continuing operations before income taxes	(4,075,191)	(540,053)			383,139		(4,232,105)
Gain (Loss) from discontinued operations net of income taxes	(7,580,839)	-			-		(7,580,839)

Provisions for income tax
Net income (loss)	$(11,656,030)	$(540,053)			$383,139		$(11,812,944)
Net income (loss) per common share - basic and diluted	$(0.25)	$(0.05)					$(0.22)
Net income (loss) per common share-basic and diluted-continuing operations	$(0.09)	$(0.05)					$(0.08)

Weighted average number of common shares outstanding	46,681,672	9,900,000				c)	52,681,672

BEYOND COMMERCE, INC.
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2010
Unaudited

	Historical	Historical			Proforma	Proforma
	Beyond Commerce, Inc.	Adjuice, Inc.			Adjustments	Consolidated
ASSETS
Current assets :
Cash	$2,128	$-			$-	$2,128
Accounts receivable - net of allowance	11,074	80,692			-	91,766
Prepaid loan cost	-	-			-	-
Prepaid loan cost - related party	-	-			-	-
Other current assets	248,476	4,358			-	252,834
Total current assets	$261,678	$85,050			$-	$346,727

Property, website, and computer equipment	1,071,395	2,041,750	d	)	(1,541,750)	1,571,395
Less: Accumulated depreciation and amortization	(578,348)	(408,350)	d	)	408,350	(578,348)
Property, website, and computer equipment - Net	$493,047	$1,633,400			$(1,258,400)	$993,047

Other Assets	50,960	3,527			-	54,487

Total Assets	$805,685	$1,721,977			$(1,133,400)	$1,394,261

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Short term borrowings	$3,425,000	$-			$-	$3,425,000
Short term borrowings - related party	2,811,170	-			-	2,811,170
Accounts payable	2,354,409	115,479			-	2,469,887
Accounts payable - related party	26,397	-			-	26,397
Note derivative liability	322,843	-			-	322,843
Note derivative liability - related party	1,950,010	-			-	1,950,010
Other current liabilities	2,809,988	45,317			-	2,855,305
Other current liabilities - related party	188,083	-			-	188,083
Deferred Revenue	212,196	-			-	212,196
Total current liabilities	$14,100,096	$160,796			$-	$14,260,890

Commitments and contingencies
Long term debt	-	2,277,804	b	)	(2,277,804)	-
Stockholders' Deficit :
			a	)	(99,000)
Common stock, $0.001 par value, 200,000,000 shares authorized as of March 31, 2010 , 59,493,311 issued and outstanding at March 31, 2010	$59,493	$99,000	a	)	$5,100	$65,493
			b	)	900
Preferred stock,$.001 par value of 50,000,000 shares authorized and no shares issued	-	-			-	-
Additional paid in capital	18,085,629	-	a	)	(721,723)	18,507,410
			b	)	62,100
			d	)	(1,133,400)
			b	)	2,214,804
Accumulated deficit	(31,439,533)	(815,623)	a	)	815,623	(31,439,533)
Total stockholders' deficit	$(13,294,411)	$(716,623)			$1,144,405	$(12,866,629)
Total Liabilities and Stockholders' Deficit	$805,685	$1,721,977			$(1,133,400)	$1,394,261

BEYOND COMMERCE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Purchase Price and Amounts Recorded in Connection with the Business Acquisition of Adjuice, Inc.

On May 19, 2010, Beyond Commerce, Inc.  (“BYOC” or the “Company”) completed the acquisition of the outstanding shares of stock (or 5,100,000 shares) of Adjuice, Inc. (“Adjuice”) from five shareholders of Adjuice, Inc. the 9,900,000 shares were exchanged as follows:

Stockholder	Adjuice Stock	BYOC Stock
Sunlight Ventures LLC	6,150,000	3,168,199
Western Technology Investment (Venture Lending & Leasing IV, & V)	600,000	309,066
Echo Capital Growth Corp	800,000	412,135
Dan Williams	100,000	51,511
Harvard Developments Ltd.	2,250,000	1,159,089
	9,900,000	5,100,000

In addition, the Company issued 900,000 shares of its common stock to two secured lenders of Adjuice to re-pay in full, and terminate two Adjuice secured loans totaling $3,000,000. The total price for both transactions was $420,000.

 The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Beyond Commerce, Inc. and Adjuice, Inc. after giving effect to the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We have recorded the assets and liabilities in Adjuice, Inc. as presented in the unaudited combined condensed balance sheet based on the fair values thereof of these assets and liabilities.

Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

The pro forma adjustments on the attached unaudited pro forma condensed combined financial statements include the following:

a.)
Represents the elimination of Adjuice, Inc.’s historical equity accounts. Through the Share exchange agreement the Company acquired 100% interest in Adjuice, Inc. whereby the Adjuice shareholders exchanged their 9,900,000 shares into 5,100,00 shares of Beyond Commerce, Inc.

b.)
Represents the extinguishment of Adjuice, Inc.’s debt.Beyond Commerce, Inc. agreed to issue 900,000 shares valued at $63,000 of its common stock to two secured lenders of Adjuice to re-pay in full, and terminate two Adjuice secured loans.As part of the acquisition process Adjuice, Inc. recorded a gain on the elimination of debt of $2,214,804. This non-recurring item is not included in thestatement of operations.

c.)	The number of Beyond Commerce, Inc.shares issued to finance the acquisition of Adjuice, Inc. are assumed to be outstanding for the period presented.
d.)
To adjust the value of website and software in accordance with the purchase price allocation.As part of the acquisition process through purchase accounting the Company reduced the carrying value of the website to reflect the acquisition value and thereby Adjuice, Inc. recorded a loss on the write down of the website of $1,258,400.  This non-recurring item is not included in this statement of operations.

e.)	The Proforma net loss per share assumes all of the above transactions occurred on January 1of the period presented.

Gain on acquisition of Adjuice, Inc.

The pro forma business combination accounting adjustments to stockholders’ equity include a non recurring pro forma gain on the acquisition of approximately $52,000, which is not included in the unaudited pro forma combined statement of operations for the three months ended March 31, 2010.  Beyond Commerce, Inc. expects to record this gain in the statement of operations for the six month period ending June 30, 2010. There may be adjustments to the amount ultimately recorded based upon the receipt of the final fair value determination.